UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 28, 2005

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Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	0-22140 (Commission File Number)	42-1406262 (IRS Employer Identification No.)

Fifth at Erie, Storm Lake, IA 50588
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (712) 732-4117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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TABLE OF CONTENTS

Section 5 – Corporate Governance and Management

Item 5.05   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Signatures

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Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of PrincipalOfficers.

        On November 28, 2005, Mr. G. Mark Mickelson announced that he will not stand for reelection to the board of directors of Meta Financial Group, Inc. (the “Company”) when his present three-year term ends at the 2006 Annual Meeting of Shareholders, which is currently scheduled for January 23, 2006. Mr. Mickelson serves on the Company’s Audit Committee and on the Board Loan Committee. He will continue to serve on the Company’s board of directors until the 2006 Annual Meeting. Mr. Mickelson’s decision not to stand for reelection is not related to any disagreement between Mr. Mickelson and the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	META FINANCIAL GROUP, INC. /s/ Ronald J. Walters Ronald J. Walters Senior Vice President, Secretary, Treasurer and Chief Financial Officer

Dated: December 1, 2005